UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2005

Maytag Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-655	42-0401785
(Commission File Number)	(IRS Employer Identification No.)

403 West Fourth Street North, Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

(641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Following the annual review by the Company’s Compensation Committee of equity compensation of executive officers, on October 13, 2005, the Compensation Committee approved (i) Stock Option Award Agreements to be entered into by the Company on October 14, 2005, pursuant to which stock options were awarded under the Maytag 2002 Employee and Director Stock Incentive Plan (the “Plan”) to the executive officers listed below, and (ii) Performance Unit Award Agreements to be entered into by the Company on October 14, 2005, pursuant to which performance units were awarded under the Plan to the executive officers listed below.

Executive Officer	No. of Shares Subject to Options	No. of Performance Units
Ralph F. Hake	56,300	37,720
George C. Moore	15,300	7,190
Roger K. Scholten	11,400	5,170
Mark W. Krivoruchka	9,700	4,310
Steven J. Klyn	4,900	2,100
Roy A. Rumbough	4,300	1,740

A copy of the form of Stock Option Award Agreement entered into with each such person was previously filed as Exhibit 1.01(A) to the Company’s Form 8-K filed November 18, 2004, and a copy of the form of Performance Unit Award Agreement entered into with each such person was previously filed as Exhibit 1.01(B) to the Company’s Form 8-K filed November 18, 2004. The Performance Unit Award Agreement for the grants approved on October 13, 2005 differs from the form previously filed only in that performance requirement in clause (i) of the first sentence is as follows in the new grants: “(i) the second to occur of (x) December 31, 2008, if you remain employed by Maytag and its Subsidiaries on such date and (y) the tenth consecutive day prior to January 1, 2009 that the Fair Market Value of a Share equals or exceeds $21 (such goal subject to equitable adjustment in the event of the occurrence of an event described in Section 4.3 of the Plan) and (ii) a Change of Control”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYTAG CORPORATION

Date: October 18, 2005	By:	/s/ Patricia J. Martin
	Name:	Patricia J. Martin
	Title:	Vice-President, Deputy General Counsel and Secretary